UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2022, Entravision Digital Holdings, LLC (the “Acquiror”), a wholly-owned subsidiary of Entravision Communications Corporation (the “Company”) entered into a letter agreement (the "Letter Agreement") with Sorin Properties, S.L. ("Sorin") and the Company, effective as of September 13, 2022 (the "Effective Date") regarding that Share Purchase Agreement, dated as of August 25, 2021 (as amended, the "Acquisition Agreement"), among the Acquiror, the Company, Redmas Ventures, S.L. (the "Target"), and the selling parties thereto (the "Sellers"), including Sorin. Under the original Acquisition Agreement, the Acquiror acquired the remaining 49% of the issued and outstanding shares of the Target in return for future earn-out payments to be made to the Sellers.

The Letter Agreement provides, in material part, that the Acquiror pay Sorin $21,734,358 in the aggregate, on or around the Effective Date. As consideration in part, the Letter Agreement terminates certain rights granted to Sorin under the Acquisition Agreement, including the right to appoint a member of the board of directors of the Target and other governance rights. The Letter Agreement also terminates the right for Sorin to receive any future earn-out payments other than the following payments, subject to adjustment as set forth in the Letter Agreement:

• by April 2023, an amount equal to: (i) 49% of the 2022 EBITDA of Target, multiplied by 4, multiplied by Sorin's ownership percentage of the Sellers' portion of the Target as of the date of the Acquisition Agreement (75.04%), less $21,734,358 (which total amount shall not be less than $0); plus (ii) an amount equal to $3,752,000; and

• by April 2024, (i) in the event 2023 EBITDA of the Target is equal to or less than 2022 EBITDA, an amount equal to $3,752,000, or (ii) in the event 2023 EBITDA of the Target is greater than 2022 EBITDA, an amount equal to (a) the difference between the 2023 EBITDA and 2022 EBITDA, multiplied by 49%, multiplied by 2, multiplied by Sorin's ownership percentage of the Sellers' portion of the Target as of the date of the Acquisition Agreement (75.04%) (which total amount shall not be less than $0); plus (b) an amount equal to $3,752,000.

All other provisions of the Acquisition Agreement remain in full force and effect unless expressly amended or modified by the Letter Agreement. The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Letter Agreement Re: Accelerated Payments executed on September 13, 2022 by and among Entravision Digital Holdings, LLC, Sorin Properties, S.L., and Entravision Communications Corporation (as guarantor).

104 Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Entravision Communications Corporation

Date:	September 16, 2022	By:	/s/ Walter F. Ulloa
Walter F. Ulloa, Chairman and Chief Executive Officer